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Exhibit 99.2

TOTAL SHARES	12345678901234

Exchange Form—Action Required

YOUR ACTION IS REQUIRED—PLEASE FOLLOW THESE INSTRUCTIONS

Our records indicate you currently hold Liberty Media Corporation ("Liberty Media") Liberty Entertainment common stock certificates that have not been converted to Liberty Entertainment, Inc. ("LEI") common stock as a result of the redemption of shares of Liberty Entertainment common stock for shares of LEI common stock and subsequent split-off of LEI from Liberty Media, which was effective at 5:00 p.m., New York City time, on [                        ]. In order to receive your LEI common stock, cash-in-lieu of fractional shares, and any future dividend or distributions the LEI Board of Directors may declare, you MUST return these certificates. Please note: If you also hold shares of Liberty Entertainment common stock in uncertificated form, you will receive a statement of your uncertificated LEI shares in a separate mailing. To receive the new LEI shares for your certificated shares, please follow the instructions below.

Lost Certificates:    If you cannot locate some or all of your certificates, read and complete Box A—Lost Certificate(s) on the back of this form and mark the boxes below with an X corresponding to the certificate numbers you cannot locate. You must also sign this form in Box A. You must have your signature(s) notarized (see Step 3 on the reverse). All registered holders MUST sign exactly as the name is printed above. If your lost certificate(s) is (are) part of an estate or trust, or are valued at more than $150,000, please contact Computershare for additional instructions.

Step 1. Your Liberty Entertainment common stock certificates:

Locate the listed certificates.

Lost	Certificate Numbers	Shares	Lost	Certificate Numbers	Shares
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234

You hold more than 10 certificates, not all certificates can be listed on this form.

Other Certificate Total	Total Certificated Shares	Shares Held By Us	Total Shares
12345678901234	12345678901234	12345678901234	12345678901234

Step 2. Signatures:    Sign and date this form. The names of the registered holders are listed in the Name and Address at the top of this form. All registered holders MUST sign exactly as your name(s) appears above.

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (If more than one registered holder listed)	Date (mm/dd/yyyy)

/*/ 12345678901234 XULT	CLS COYC ISSXX +

Additional Instructions for Completing the Exchange Form and Surrendering Certificates

Delivery of Certificates:    Your old Liberty Entertainment common stock certificate(s) and this Exchange Form must be sent or delivered to Computershare. The method of delivery of certificates to be surrendered to Computershare at one of the addresses set forth on the bottom of this page is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received by Computershare. For your convenience, a return envelope is enclosed.

Authorization and Registration:    The signature(s) on the reverse side represents that you have full authority to surrender these certificate(s) for exchange and warrants that the shares represented by these certificates are free and clear of liens, restrictions, adverse claims and encumbrances. Issue the new uncertificated shares and/or check in the name(s) that this Exchange Form was addressed.

Special Transfer Instructions:    If your LEI shares and/or check are to be issued to a person(s) other than the registered owner(s), a transfer of ownership form must be completed. You may obtain transfer of ownership requirements and instructions from the internet at www.computershare.com or by calling Computershare at the number listed below.

Form W-9:    Under U.S. Federal Income Tax law, a stockholder is required to provide Computershare with such stockholder's correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup withholding on any reportable payment. If you are a foreign individual seeking to qualify as an exempt recipient from backup withholding, you must complete and submit the enclosed Form W-8BEN to Computershare.

Box A—Lost Certificate(s)

SAFECO INSURANCE COMPANY OF AMERICA
LOST SECURITIES AFFIDAVIT FOR COMPUTERSHARE ACCOUNTS LESS THAN $150,000.00 IN MARKET VALUE

By checking the lost certificates box and signing the bottom of this form, I (we) certify that (a) I (we) am (are) the lawful owner(s) of the shares described on the front of this form; (b) I (we) reside at the address set forth on the front of this form; (c) I (we) am (are) entitled to possession of the lost certificate(s) (the "Lost Securities"); (d) the Lost Securities have been lost, mislaid, stolen or destroyed and cannot now be produced; (e) the Lost Securities WERE NOT ENDORSED and neither the Lost Securities nor the Owner(s)' rights therein have, in whole or in part, been cashed, negotiated, sold, transferred, hypothecated, pledged, deposed of, and to my (our) knowledge, no claim of right, like or interest, adverse to the Owner, in or to the Lost Securities, has been made or advanced by any person; (f) I (we) have made or caused to be made a diligent search for the Lost Securities and have been unable to find or recover the Lost Securities; (g) I (we) make this Affidavit of Lost Securities For Computershare Accounts for the purpose of inducing the issuance of new or replacement Securities ("Replacement Securities") (in book-entry form, unless unavailable through the issuer) in lieu of the said Lost Securities, or the distribution to the Owner(s) of proceeds (including liquidation) thereof; and (h) I (we) agree that this Lost Securities Affidavit for Computershare Accounts may be delivered to and made part of the Safeco Insurance Company of America Bond No. 5926165.

The Owner (s) hereby agree(s) in consideration of (1) the issuance of such replacement Securities in lieu of the Lost Securities, or of the distribution to the Owner of the proceeds there from, and (2) the assumption by Safeco Insurance Company of America of liability therefore under its Bond, the OWNER, his/her/its heirs, successors and assigns agree to indemnify, protect and save harmless Safeco Insurance Company of America, Computershare Trust Company, N.A. and Computershare Shareholder Services, Inc., and the issuer, jointly and severally, and their respective agents, representatives, successors, and assigns, from and against all losses, cost and damages (court costs and attorneys fees) to which they may be subject or liable arising out of or relating to the Lost Securities, the issuance of Replacement Securities, the Owner's requested action herein (or any other action arising out of or relating to the Replacement of Lost Securities), or Safeco Insurance Company of America's assumption of liability under its bond described above.

STEP 1. CALCULATE LOST CERTIFICATE BOND PREMIUM

LOST CERTIFICATE BOND PREMIUM CALCULATION:	Shares Lost	×	[tbd] Bond premium Per share	=	Total Premium Due (MINIMUM $20.00)	+	$50.00 processing fee =	Total Check Amount

Multiply the number of shares lost by the Safeco Insurance Company of America Bond premium noted above to calculate the premium you owe. If you have Lost Securities representing [TBD—CSS to complete] or fewer shares, there is a minimum premium of $20.00. The premium is only valid until [TBD—CSS to complete]. There is also a processing fee of $50.00. PLEASE MAKE YOUR CHECK PAYABLE TO "COMPUTERSHARE" FOR THE BOND PREMIUM AND PROCESSING FEE AND ENCLOSE WITH THIS AFFIDAVIT. If your request is approved, Computershare will forward the Bond premium to Safeco Insurance Company of America. We cannot complete your exchange without a Surety Bond. NOTE: This premium is calculated based upon each lost share, not per each lost certificate.

STEP 2. SIGNATURES OF OWNERS

All registered owners MUST sign below exactly as the name(s) appears on the front of this form. You must have your signature(s) notarized. If your lost certificate(s) is (are) part of an estate or trust, or are valued at more than $150,000, please contact Computershare for additional instructions.

ANY PERSON WHO, KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON, FILES A STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRADULENT INSURANCE ACT, WHICH IS A CRIME.

Signature of owner	Signature of Co-Owner, if any

STEP 3. NOTARIZATION

State of	County of	Notary Signature

Printed Name of Notary	Sworn to and subscribed to me this (date)	(month/day/year)

My commission Expires (date)	(month/day/year) (Notary Seal)

Enclose all certificates in the envelope provided and send with completed from to Computershare.

By Mail:	By Overnight Delivery:	For Assistance Please Call:
Computershare Corporate Actions P.O. Box 43014 Providence, RI 02940-3014	Computershare Corporate Actions 250 Royall Street Canton, MA 02021	Within the US, Canada and Puerto Rico: [TBD—CSS to complete] Outside the US, Canada and Puerto Rico: [TBD—CSS to complete]

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  Exhibit 99.2